UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2026

ZEO SCIENTIFIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3321 College Avenue, Suite 246 Davie, Florida	33314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), and unless otherwise indicated, the terms “the Company,” “ZEO,” “we,” “us” and “our” refer to Zeo ScientifiX, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On October 26, 2026, ZEO and Pluri Inc. (Nasdaq and TASE: PLUR) (“Pluri”), a Haifa, Israel-based biotechnology company that is engaged in leveraging its proprietary 3D cell expansion platform (the “Platform”), entered into a definitive strategic agreement (the “Partnership Agreement”) to expand the parties’ U.S. manufacturing and commercialization platform serving the regenerative medicine, aesthetics, wellness, and longevity markets through a license-for-equity transaction.

ZEO brings an established U.S. biologics business combining scientific and manufacturing capabilities with the infrastructure needed to reach and support physicians. Its existing biologics portfolio, substantial physician network, established sales channel, dedicated marketing department, and educational programming provide a foundation for introducing additional products and expanding commercial operations.

Pluri contributes more than two decades of experience in cell-based research, product development, clinical trials, process scale-up, quality systems, and manufacturing. Its proprietary three-dimensional cell-expansion technology and intellectual property support the development and manufacture of cell-based products.

The following is a summary of the key provisions of the Partnership Agreement.

License

At closing of the transactions contemplated by the Partnership Agreement (“Closing”), Pluri will grant ZEO an exclusive license to use Pluri’s proprietary manufacturing technology to manufacture and commercialize Pluri’s present and future regenerative medicine product portfolio (the “Licensed Products”), in the regenerative medicine field in the United States. The license rights are exclusive (subject to certain exceptions set forth in the Partnership Agreement) and ongoing (unless terminated by Pluri by reason of ZEO’s default). The Partnership Agreement provides for payment of royalties based on Net Sales (as defined in the Partnership Agreement), increasing in stages as Pluri’s percentage of equity ownership in ZEO decreases. The license rights may not be sublicensed or transferred by ZEO without Pluri’s prior written consent.

The Partnership Agreement also provides for covenants with respect to (i) technology transfers and assistance; (ii) non-competition between the parties; (iii) obtaining regulatory approvals; and (iv) intellectual property.

Initial Equity Consideration

At Closing, ZEO will issue to Pluri (i) such number of shares of its common stock (“Shares”) as will result in Pluri holding forty-one percent (41%) of ZEO’s issued and outstanding common stock immediately following such issuance; and (ii) 50 shares of a newly designated Series D Non-Convertible Preferred Stock, having the voting powers, designations, preferences, limitations, restrictions and relative rights set forth below (the “Series D Preferred Shares”).

At Closing, Ian Bothwell and Greyt Ventures LLC (“Greyt”), the controlling stockholders of the Company, will surrender their shares of Series C Non-Convertible Preferred Stock to ZEO for cancellation in exchange for the issuance of 25 Series D Preferred Shares to each of them.

Following the above issuances, (i) Mr. Bothwell, Greyt and Dr. George Shapiro, ZEO’s Chief Medical Officer, will exchange with Pluri such number of Shares held by them as equals, in the aggregate, four percent (4%) of ZEO’s issued and outstanding Shares after giving effect to the forty-one percent (41%) issuance described above, in exchange for four percent (4%) of Pluri’s issued and outstanding common stock as of the Closing Date, after giving effect to any issuance of shares of common stock by Pluri contemplated in the Partnership Agreement; and (ii) ZEO shall issue to Pluri an additional number of Shares as shall equal five percent (5%) of ZEO’s issued and outstanding Shares after giving effect to the forty-one percent (41%) issuance described above, in exchange for five percent (5%) of Pluri’s issued and outstanding common stock as of the Closing Date, after giving effect to any issuance of shares of common stock by Pluri contemplated in the Partnership Agreement, but in any event no less than the market price of the ZEO Shares at the time of issuance.

Following Closing, Pluri will own fifty percent (50%) of ZEO’s outstanding Shares.

Additional Equity Consideration

At Closing, ZEO shall issue to Pluri two separate warrants (each, a “Warrant”), each exercisable for a period of five (5) years from the Closing Date (as defined in the Partnership Agreement), having the following terms and conditions:

(i) a Warrant to purchase up to an additional number of ZEO’s Shares equal to five percent (5%) of ZEO’s outstanding Shares as of the Closing Date, plus any Shares issued upon the exercise or conversion of Adjustment Convertibles (as defined in “Anti-Dilution Protection” below) between the Closing Date and the date the Warrant is exercised by Pluri, at an exercise price of four dollars ($4.00) per Share (adjusted for stock splits, stock dividends and similar recapitalization events); and

(ii) a Warrant to purchase up to an additional number of ZEO’s Shares equal to two and one-half percent (2.5%) of ZEO’s outstanding Shares as of the Closing Date, plus any Shares issued upon the exercise or conversion of Adjustment Convertibles between the Closing Date and the date the Warrant is exercised by Pluri, at an exercise price of five dollars and fifty cents ($5.50) per Share (adjusted for stock splits, stock dividends and similar recapitalization events).

In addition to the foregoing, upon the volume weighted average closing price of ZEO’s Shares (“VWAP”) for a period of ten (10) consecutive trading days (as reported by the principal trading market for ZEO’s Shares) reaching $5.50 per Share (adjusted for stock splits, stock dividends and similar recapitalization events), ZEO shall issue to Pluri a number of additional Shares equal to five percent (5%) of ZEO’s outstanding Shares as of the Closing Date, plus any Shares issued upon the exercise or conversion of Adjustment Convertibles between the Closing Date and the date the VWAP target is met (the “Tranche B Shares”).

Upon the first occurrence of ZEO’s Shares achieving a thirty (30) trading day VWAP of five dollars and fifty cents (US$5.50) per Share (subject to customary adjustments for stock splits, stock dividends, recapitalizations, and similar events), Pluri shall issue to Mr. Bothwell, Greyt and Dr. Shapiro such number of additional shares of Pluri common stock representing, in the aggregate, five percent (5%) of Pluri’s issued and outstanding common stock, as of the Closing Date and after giving effect to any issuance of shares of common stock by Pluri contemplated in the Partnership Agreement.

Anti-Dilution Protection

At any time after Closing, if any ZEO securities outstanding as of the Closing Date that are convertible into or exercisable for Shares at a conversion or exercise price of $4.00 or less per Share, plus any Shares issuable under anti-dilution protection (or similar mechanisms) under such ZEO securities (“Adjustment Convertibles”), are converted or exercised into Shares, then ZEO shall, on a quarterly basis, issue to Pluri such number of Shares as is equal to the number of Shares which Pluri would have been issued at the Closing Date had such Adjustment Convertibles been issued and outstanding as Shares as of the Closing Date.

Description of Series D Non-Convertible Preferred Stock

General. Prior to Closing, ZEO will file a Certificate of Designation with the Nevada Secretary of State to designate the newly created Series D Preferred Shares to be issued to Pluri, Mr. Bothwell and Greyt at Closing as described above.

Voting. The Series D Preferred Shares vote together with ZEO’s Shares (and any other class or series of capital stock entitled to vote with the common stock) as a single class on all matters presented to a vote of stockholders, except as required by law, provided, however, that the Series D Preferred Shares have the additional protective voting rights described below. The Series D Preferred Shares collectively represent fifty-one percent (51%) of all votes entitled to be voted on at any annual or special meeting of stockholders or action by written consent of stockholders.

Protective Rights. In addition to the voting rights described above,

(a)	approval of all nominees to stand for election as directors of ZEO will require the unanimous affirmative vote or written consent of holders of all the issued and outstanding Series D Preferred Shares; and

(b)	the following actions will require affirmative vote or written consent of the holders of a majority of the issued and outstanding Series D Preferred Shares:

●	Removal of any member of ZEO’s board of directors;

●	amendments to ZEO’s Articles of Incorporation;

●	ZEO’s annual Approved Plan (as defined in the Partnership Agreement) or any material amendments thereto;

●	private or public offerings of ZEO’s equity or debt securities, other than transactions set forth in the Approved Plan;

●	the acquisition of any entity or business (whether by equity purchase, asset purchase, merger or otherwise), other than transactions set forth in the Approved Plan;

●	the sale, transfer or pledge of ZEO securities issued or issuable pursuant to the Partnership Agreement and/or the Warrants;

●	related party transactions other than pursuant to agreements existing as of Closing;

●	any alteration or change in the rights, preferences or privileges of the Series D Preferred Shares;

●	any alteration or change to the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series D Preferred Shares;

●	creation of any new class or series of capital stock having a preference over the Series D Preferred Shares as to distribution of assets upon liquidation, dissolution or winding up of the Company or issuance of any such authorized shares;

●	creation of any new class or series of capital stock ranking pari passu with the Series D Preferred Shares as to distribution of assets upon liquidation, dissolution or winding up of the Company or issuance of any such authorized shares;

●	an increase in the authorized number of Series D Preferred Shares or issuance of any such authorized shares;

●	the redemption, declaration or payment of any cash dividend or distribution on, any shares junior to the Series D Preferred Shares; and

●	any transaction requiring stockholder approval under Nevada law or the rules of the principal trading market for ZEO’s Shares.

Transferability. Unless approved by the unanimous affirmative vote or written consent of the holders of Series D Preferred Shares, the Series D Preferred Shares may not be transferred or pledged, except pursuant to the laws of descent and distribution. Any transfer or attempted transfer of the Series D Preferred Shares in violation of this provision will be void ab initio.

Redemption. The Series D Preferred Shares are not redeemable.

Dividends. The Series D Preferred Shares do not have any dividend rights.

Liquidation Preference. The Series D Preferred Shares have a nominal liquidation preference of $0.001 per share.

Conversion. The Series D Preferred Shares are not convertible into ZEO’s Shares.

Corporate Governance

ZEO Board Composition. As of Closing, the size of ZEO’s board of directors (the “ZEO Board”) will be set at seven (7) directors. Pluri shall have the right to designate four (4) nominees for director, provided, however, that (i) such nominees must allow the ZEO Board to be comprised of a majority of directors who are “independent” as defined under applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market (“Nasdaq”), or such other national securities exchange on which ZEO’s Shares may in the future be listed for trading; (ii) one of such nominees must be an “audit committee financial expert” as defined under applicable SEC and Nasdaq rules; and (iii) such nominees are acceptable to the holders of Series D Preferred Shares, as evidenced by the unanimous vote or written consent of such holders, voting as a separate class.

The holders of Series D Preferred Shares other than Pluri (Mr. Bothwell and Greyt) shall have the right to designate the remaining three (3) nominees for director, provided, however, that at least one of such nominees shall be “independent” (as defined above).

All nominees to the ZEO Board must be acceptable to holders of Series D Preferred Shares, as evidenced by the unanimous affirmative vote or written consent of such holders, voting as a separate class.

At Closing, ZEO shall cause Yaky Yanay, Pluri’s Chief Executive Officer, to be appointed to the ZEO Board. At such time as all four (4) of Pluri’s nominees have been identified and approved by the holders of Series D Preferred Shares as described above, ZEO shall, within forty-five (45) days of the date thereof, either hold an annual meeting of stockholders or take action by majority written consent to elect Pluri’s four (4) nominees and the remaining three (3) nominees designated by the other holders of Series D Preferred Shares to the ZEO Board.

The nomination rights granted to Pluri pursuant to the Partnership Agreement are in addition to and not in lieu of the protective rights granted to holders of Series D Preferred Shares as set forth above and shall expire upon the earlier to occur of (i) Pluri’s percentage ownership of ZEO’s outstanding Shares being reduced to twenty-five percent (25%) or less; and (ii) the occurrence of a Change in Control of Pluri (as defined in the Partnership Agreement).

Management Authority and Approved Plan. ZEO’s executive management team, under the supervision of the ZEO Board, will be responsible for the day-to-day management and operation of ZEO and its business in the ordinary course, including implementation of the Approved Plan, execution of manufacturing, commercialization, and regulatory activities for Licensed Products, and operation of ZEO’s facilities. The ZEO Board will review and approve an annual (or other periodic) operating plan and budget for ZEO (the “Approved Plan”), including manufacturing, commercialization, regulatory, capital expenditure, and financing plans relating to the Licensed Products.

Maintenance of Public Company Governance Standards. Pluri and ZEO intend to structure ZEO’s governance to be consistent with the requirements of a U.S. public company subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, including compliance with applicable listing standards and corporate governance rules, to support a potential future uplisting of the Shares to Nasdaq or another national securities exchange.

Employment and Advisory Agreements

Prior to Closing, ZEO will negotiate, and at Closing will enter into, an employment agreement (each, an “Employment Agreement”) with each of Ian Bothwell and Dr. George Shapiro (each, an “Executive”) and an advisory agreement (the “Advisory Agreement”) with Greyt. The Employment Agreements and the Advisory Agreement will each provide for (a) base annual cash compensation, subject to annual review; (b) awards under ZEO’s 2021 Equity Incentive Plan; (c) benefits which are consistent with those which are being provided by ZEO; and (d) severance in the event the Executive’s employment or Greyt’s advisory services are terminated by ZEO without “Cause,” or by the Executive or Greyt, as the case may be, for “Good Reason” (each as defined in the Employment Agreement or the Advisory Agreement), or the Employment Agreement or Advisory Agreement, as the case may be, is not renewed at the expiration of its initial term or any renewal term, consisting of a gross lump sum payment equal to three (3) years of such Executive’s or Greyt’s then-current base compensation, payable within thirty (30) days following the effective date of termination or expiration, subject to the execution by the applicable person of a waiver letter and release in a form reasonably satisfactory to Pluri and ZEO; provided, however, that if ZEO’s market capitalization, or a valuation of the Company as calculated by a recognized independent business appraiser selected by the parties, reaches $200,000,000 prior to the termination or expiration of the applicable Employment Agreement or Advisory Agreement, such severance will be equal to five (5) years of such Executive’s or Greyt’s then-current base compensation.

Closing of the transactions contemplated by the Partnership Agreement, which is expected to occur in the fourth quarter of 2026, is subject to satisfaction of a number of conditions, including the negotiation of various ancillary agreements, securing certain approvals and the delivery of valuations, as well as other customary closing conditions. There can be no assurance that Closing will occur on the anticipated timeline or at all.

The Partnership Agreement contains other representations, warranties, and indemnities of the parties, as well as other terms and conditions typical and customary for transactions of the type and nature contemplated by the Partnership Agreement. The representations, warranties and covenants contained in the Partnership Agreement were made solely for purposes of the Partnership Agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties. They should not be relied upon as characterizations of the actual state of facts or condition of ZEO or Pluri.

The above summary of key provisions of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement, a copy of which is included as Exhibit 10.1 to this Current Report.

Forward-Looking Statements

Certain statements contained in this Current Report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties, including, without limitation, the risk that the conditions to Closing are not satisfied and the transactions contemplated by the Partnership Agreement are not consummated; the significant dilution to ZEO’s existing stockholders resulting from the issuances described above; the concentration of voting control and protective rights in the holders of the Series D Preferred Shares; the ability of the parties to obtain required regulatory approvals and to successfully manufacture and commercialize the Licensed Products; and other risks described in ZEO’s filings with the SEC.

Although ZEO believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Actual results could vary materially. ZEO has no intention and specifically disclaims any duty to update the information contained in this Current Report except as may be required by applicable law.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the subheadings “Initial Equity Consideration” and “Additional Equity Consideration” and “Description of Series D Non-Convertible Preferred Stock” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The securities of ZEO described under the subheadings “Initial Equity Consideration” and “Additional Equity Consideration” and “Description of Series D Non-Convertible Preferred Stock” in Item 1.01 of this Current Report are being offered and at Closing, will be issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Partnership Agreement, dated October 26, 2026, by and between Zeo ScientifiX, Inc. and Pluri Inc.*†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ZEO agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.
†	Certain identified information has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that ZEO treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2026	ZEO SCIENTIFIX, INC.

	By:	/s/ Ian T. Bothwell
Ian T. Bothwell Chief Executive Officer and Chief Financial Officer